UNITED STATES
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OfficeMax Incorporated
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OfficeMax
150 East Pierce Road Itasca, IL 60143-1594

News Release

OfficeMax Media Contact	OfficeMax Investor Relations Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release

OFFICEMAX AND K CAPITAL SETTLE PROXY CONTEST

Itasca, Ill. April 25, 2005 – OfficeMax Incorporated (NYSE: OMX) announced today that it has settled a potential proxy contest with K Capital Offshore Master Fund (U.S. Dollar), L.P. and Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (collectively, “K Capital”) in connection with the election of directors at the 2005 Annual Meeting of Shareholders of OfficeMax.  The annual meeting is scheduled for May 9, 2005.

K Capital has withdrawn its nomination of a candidate for election to the Board of Directors of OfficeMax at the upcoming Annual Meeting. The withdrawal is based on Officemax’s stated willingness to appoint an additional independent director to the Company’s Board of Directors at the end of June 2005 and to give active consideration in good faith to a candidate or candidates proposed by K Capital for such position.  George J. Harad, currently the Executive Chairman of the Board of OfficeMax, previously announced his intent to resign from the OfficeMax Board as of June 30, 2005.  Sam Duncan, OfficeMax’s newly-appointed President and Chief Executive Officer, is expected to be appointed to the Board at that time.

Sam Duncan, President and Chief Executive Officer of OfficeMax, said: “We are pleased that this dispute has been resolved and that OfficeMax will be able to spare its shareholders a costly and disruptive proxy contest.  This will enable the board of directors and management to continue to focus their full attention on the business of the company and the pursuit of its strategic plan.  We are all prepared to work together to continue to move forward with our first and foremost goal of enhancing shareholder value.”

Speaking on behalf of K Capital, Brian Steck, managing director, said: “We are pleased to be able to work constructively with OfficeMax toward the shared goal of enhancing both the long and short term value of the company.”

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About OfficeMax

OfficeMax is a leader in both business-to-business and retail office products distribution.  The company provides office supplies, and paper, print and document services, technology products and solutions, and furniture to large, medium, and small businesses and consumers.  OfficeMax customers are served by more than 41,000 associates through direct sales, catalogs, the Internet, and 935 superstores.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

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